                                                                     Exhibit 4.8

                               SOMBASA MEDIA INC.

                        INCENTIVE STOCK OPTION AGREEMENT

                                 1999 Stock Plan





                                                             -------------------
                                                             Name of Participant


                               SOMBASA MEDIA INC.

                        INCENTIVE STOCK OPTION AGREEMENT
                                 1999 Stock Plan


         THIS AGREEMENT is entered into by and between Sombasa Media Inc., a Delaware corporation with its principal office at 320 Congress Street, 4th Floor, Boston, MA 02110 (hereinafter the "Company"), and the undersigned employee of the Company (hereinafter the "Participant").

         WHEREAS, the Participant renders important services as an employee of the Company of the type specified on the signature page below (such services to be collectively herein referred to as "Service"), and the Company desires to grant an incentive stock option to the Participant;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

         1. GRANT, EXERCISABILITY AND TERM OF OPTION.

         (a) The Company hereby grants to the Participant pursuant to the 1999 Stock Plan (the "Plan"), a copy of which is attached as EXHIBIT 1, the option (the "Option") to purchase from the Company upon the terms and conditions hereinafter set forth the number of shares ("Shares") of the common stock, $0.01 par value ("Common Stock"), of the Company set forth on the signature page below at the purchase price per Share so set forth (the "Option Price"). The date of grant of this Option is the date set forth at the execution page of this Agreement as the "Option Date."

         (b) This Option may be exercised only as to Shares which are "Vested Shares," as defined in Section 5, at the time of exercise, and such exercise is subject to any other restrictions provided in Section 5. This option shall expire on the tenth anniversary of the Option Date, unless the Option is sooner terminated as hereinafter specified. Only whole Shares may be purchased pursuant to this Option.

         2. CONDITIONS AND LIMITATIONS.

         (a) The Option is granted on the condition that the purchase of shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Shares subject to the Option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such

Shares may be resold without registration. At the time of the exercise of the Option or any installment thereof, the Participant will execute an Incentive Stock Option Exercise Form in the form attached as EXHIBIT 2 and such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Participant's familiarity with restrictions on the resale of the Shares under applicable securities laws, and the Company may stamp such legend on the certificate representing the Shares as may be necessary or appropriate in light of the foregoing condition.

         (b) The Company will furnish upon request of the Participant copies of the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), and bylaws of the Company, as amended (the "Bylaws"), such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Participant in connection with exercise of this Option (and such other financial and other information concerning the Company as may be required to be delivered to Optionees from time to time pursuant to applicable laws).

         (c) The Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and except as provided in Section 4 the Option shall be exercisable during the lifetime of the Participant by the Participant only. Notwithstanding the foregoing, however, if the Participant is determined to be mentally incompetent and a guardian or conservator (or other similar person) is appointed by a court of competent jurisdiction to manage the Participant's affairs, the guardian or conservator (or other similar person) may exercise the Option on behalf of the Participant, provided that such exercise is made within the time limits prescribed herein.

         (d) The Option granted in this Agreement is subject to the terms, conditions and definitions of the Plan. To the extent that the terms, conditions and definitions of this Agreement are inconsistent with those of the Plan, those of this Agreement shall govern. Capitalized terms not otherwise defined herein shall have the meanings defined in the Plan. The Participant hereby accepts this Option subject to all such provisions of the Plan and agrees that all decisions under, and interpretations of, such provisions of the Plan by the Board, as defined in the Plan, shall be final, binding and conclusive upon the Participant and the Participant's heirs and transferees.

         (e) In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or market system or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the rules and regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify the Participant to that effect and no Shares shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing, or exemption to become and remain effective.

         3. EXERCISE OF OPTION; WITHHOLDING TAXES.

         (a) Written notice of the exercise of the Option or any installment thereof shall be given to the Company in the form attached as EXHIBIT 2, specifying the number of shares for which the Option is exercised and accompanied by (i) payment in full of the Option Price or (ii) if the Common Stock is registered under the Exchange Act, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with this Section of the amount necessary to pay the aggregate exercise price. Payment shall be made (a) in cash, (b) by check, (c) at such time as the Common Stock is registered under the Exchange Act, by actual delivery or deemed delivery and assignment to the Company of shares of Common Stock owned by the Participant which (i) have a Fair Market Value not less than the Option Price (as specified on the signature page below), and (ii) have been owned by the Participant for at least six months prior to the date of delivery or deemed delivery of such shares (or such other period as may be required to avoid a charge to the Company's earnings) or were not acquired, directly or indirectly, from the Company, (d) by such other consideration and method of payment approved by the Board or (e) by any combination of the foregoing. Notwithstanding the foregoing, this Option may not be exercised by delivery and assignment to the Company of shares of Common Stock to the extent that such delivery and assignment would constitute a violation of the provisions of any law, or related regulation or rule, or any agreement or Company policy, restricting the transfer or redemption of the Common Stock. For purposes of this Section, a deemed delivery of shares shall mean the offset by the Company of a number of shares subject to the Option against an equal number of shares of the Common Stock owned by the Participant, which may be accomplished by attestation by the Participant as to such shares owned. The Company reserves the right to decline to approve any such procedure in the Company's sole and absolute discretion.

         (b) The Company's obligation to deliver Shares upon exercise of an Option shall be subject to the Participant's satisfaction of all applicable income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of the Option. Payment of withholding taxes may be made (i) by cash, (ii) when the Common Stock is registered under the Exchange Act, through the surrender (by actual or deemed delivery) of shares of Common Stock which the Participant already owns and which, except to the extent otherwise permitted by the Board in any instance, have been owned by the Participant for at least six months prior to the date of delivery or deemed delivery of such Shares (or such other period as may be required to avoid a charge to the Company's earnings) or were not acquired, directly or indirectly, from the Company, or (iii) to the extent of the minimum applicable federal, state and local withholding rate only, through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan, subject to the discretion of the Board to require payment in cash if it determines that payment by other methods is not in the best interests of the Company.

         4. TERMINATION OF OPTION. In the event that the Participant ceases to perform Service for the Company or any parent or subsidiary of the Company (collectively, the "Company Group") at any time prior to the exercise of this Option in full, this Option shall terminate according to the following provisions:

         (a) If the Participant ceases to perform Service for any reason other than death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Participant may at any time within a period of 30 days after the date of such cessation of Service exercise the Option to the extent that the Option was exercisable on the date of such cessation;

         (b) If the Participant ceases to perform Service because of disability (as defined in Section 22(e)(3) of the Code), the Participant may at any time within a period of 180 days after the date of such cessation of Service exercise the Option to the extent that the Option was exercisable on the date of such cessation; and

         (c) If the Participant ceases to perform Service because of death, the Option, to the extent that the Participant was entitled to exercise it on the date of death, may be exercised within a period of 180 days after the Participant's death by the person or persons to whom the Participant's rights under the Option shall pass by will or by the laws of descent and distribution; provided, however, that this Option may not be exercised to any extent by anyone after the date of its expiration.

         5. EXERCISABILITY OF OPTION. So long as Participant performs Service, this Option may be exercised only as follows:

         Months of Service after the              Extent to which Option
         Vesting Commencement Date                   May be Exercised*
         -------------------------                   -----------------
         Fewer than twelve months                              0.0%

         Twelve months                                        33.3%

         Each additional three month period
         thereafter, an additional                            8.33%


         *Less the number of Shares as to which the Option previously has been exercised.

  The Vesting Commencement Date is specified on the signature page below. Shares as to which this Option may be exercised at any time are herein referred to as "Vested Shares."

         The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all unpurchased Vested Shares until the earlier of the tenth anniversary of the Option Date or the earlier termination of this option under Section 4 hereof or the Plan.

         6. REPURCHASE OF SHARES UPON TERMINATION OF SERVICES. The following repurchase provisions hereby are imposed upon the Vested Shares:

         (a) REPURCHASE RIGHTS FOR VESTED SHARES. If the Participant for any reason whatsoever (including without limitation voluntary or involuntary termination, death or disability) ceases to perform Service then the Company shall have the right, but not the obligation, to repurchase or to designate one or more subscribers for all or any portion of the Vested Shares at a price per share equal to the fair value of such Vested Shares repurchased hereunder at the close of business on the last business day of the month prior to which the Participant ceased to perform Service.

         (b) REPURCHASE PROCEDURES. Upon notice from the Company of exercise of its rights hereunder, the Vested Shares or appropriate part thereof shall be transferred by the Participant to the Company or its designee(s) against payment by the Company or its designee(s) of the purchase price as specified above. If the Company shall fail to exercise its rights under this Section 6 within ninety
(90) days of the receipt of notification that the Participant has ceased to perform Service, the repurchase rights with respect to the Shares imposed by this Section 6 shall terminate and the Participant or his legal representatives may thereafter transfer the Vested Shares, subject, however, to such other restrictions on transfer as may then exist thereon (including those imposed by Section 8).

         (c) FAILURE OF HOLDER TO COMPLY. If the Participant fails to comply with any of the provisions of this Section 6 or of Section 8, the Company, at its option and in addition to its other remedies, may suspend the rights of the Participant to vote or to receive dividends on the Shares or may refuse to register on its books any transfer of the Shares or otherwise to recognize any transfer or change in the ownership of the Shares or in the right to vote thereon, until the provisions of this Section 6 or Section 8 are complied with to the satisfaction of the Company. The Participant, if a director, shall not vote with respect to any action taken by the Board in pursuing or exercising its rights under the provisions of this Section 6 or Section 8.

         7. "MARKET STAND OFF" AGREEMENT.

         (a) The Participant, if requested by the Company or any managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Shares of the Company held by the Participant during the period up to 180 days, as requested by the Company or such underwriter, following the effective date of a registration statement of the Company filed under the Securities Act of 1933 (except for any Company securities held by the Participant sold pursuant to such registration statement). Such agreement shall be in writing in form satisfactory to the Company or such underwriter. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

         (b) The provisions contained in this Section 7 shall not apply to any transfer of Shares to or in trust for the sole benefit of the Participant, or any member of the immediate family of the Participant, including for this purpose the undersigned's spouse, domestic partner, parents, parents-in-law, issue, nephews, nieces, god-children, brothers, brothers-in-law, sisters, sisters-in-law, children-in-law and grandchildren-in-law, provided that such transferee agrees in writing to be subject to the terms of this Agreement.

         8. RESTRICTIONS ON TRANSFER; NOTICE OF DISPOSITION OF SHARES.

         (a) Any restrictions on transfer of shares of the capital stock of the Company contained in the Certificate of Incorporation or By-laws shall also apply to the Shares.

         (b) The Participant shall be subject to the requirements and restrictions upon sale, disposition, pledge, encumbrance and transfer of the Shares of contained in this Section 8; PROVIDED, HOWEVER, that this Section 8 shall not restrict or apply to (i) a sale or transfer pursuant to a registration statement filed by the Company pursuant to the Securities Act of 1933, (ii) any transfer to the Company, or (iii) a pledge of Shares provided that the Company has consented thereto and that there is neither a transfer of the legal title of the shares nor a transfer on the books of the corporation into the name of the pledgee, but no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged Shares by sale thereof or otherwise (including in this prohibition transfer on the books of the Company into the name of the pledgee) except upon compliance with this Section 8.

         Before selling, pledging, encumbering, or in any other way transferring or disposing of any the Shares whether directly, indirectly or otherwise, and whether for value or by gift or other transfer without consideration Participant shall first notify the President or Secretary of the Company by certified mail, return receipt requested, of his intention to do so, setting forth in full the nature and terms of the proposed BONA FIDE sale, transfer or other disposition, the name of the proposed transferee (the "Transferee") and the consideration, if any, to be received therefor. Said notification shall contain an offer to sell such shares to the Company or its designees at a purchase price per share (the "Purchase Price'") equal to the purchase price per share to be paid by the Transferee.

         The Board of Directors may make such investigation as it deems appropriate to establish the BONA FIDES of the offer. The Board may require that the Transferee appear in person at a meeting of the Board. If, after written request made by the Board, the Transferee fails to cooperate in such investigation or fails to appear in person at a meeting of the Board, it shall be established conclusively that his offer is not a bona fide. If the Company agrees to accept such offer on its behalf or on behalf of one or more designees, it shall accept such offer in writing to purchase all (but not less than all) of such shares within 30 days following receipt of the Participant's notification. If such offer is not accepted in writing within such period, it shall be deemed to be rejected.

         Except to the extent require by applicable law that cannot be waived, the Company shall have no duty or obligation to disclose affirmatively to the Participant or the Transferee, and the

Participant and the Transferee shall have no right to be advised of, any material information regarding the Company at the time prior to, upon, or in connection with the Company's purchase of stock pursuant to this Section 8(b).

         To the extent that any offers made pursuant to this Section 8(b) have been rejected, then the Participant shall for a period of no more than 30 days thereafter be at liberty, subject to applicable securities laws, to sell, transfer or otherwise dispose of such shares to the Transferee name by him in his original letter offering his Shares but to no other person, and then only in the manner, at the Purchase Price and upon the exact terms states in such letter. If the Participant fails to make such sale, transfer or other disposition within such 30 days, then the Participant may not thereafter sell, transfer or dispose of such stock without again complying with the provisions of this Section 8(b).

         These restrictions may be waived or modified with respect to any specific transfer or transaction by the affirmative vote of a majority of the Board of Directors.

         In the event the Shares are to be sold to the Company or its designees pursuant to any of the terms of this Section 8(b), the Participant or his legal representatives shall deliver said Shares to the Company or its designees on a date which is 30 business days following the date on which the obligation to sell such Shares becomes fixed in accordance with any of the terms of this
Section 8(b), unless some other date is mutually agreed upon by the parties. The certificates evidencing such shares shall be delivered to the principal office of the Company, endorsed and otherwise in proper form for transfer, against payment of the Purchase Price in accordance with this Section 8(b).

         Payment for Shares purchase shall be made against presentation of the Shares properly endorsed for transfer. Payment shall be made as follows: (i) in cash in full, or (ii) at the option of the purchaser, at least 50% of the Purchase Price in cash upon delivery of the Shares and the balance by delivery at that time of an unsecured promissory note of the purchaser payable one year from the date of the initial cash payment. Such note shall bear interest on the unpaid principal amount outstanding at a rate equal to the prime rate posted in the Wall Street Journal from time to time. The purchaser shall have the right to prepay such note in whole at any time or in part from time to time without penalty or premium.

         The restrictions set forth in this Section 8(b) shall terminate automatically upon the effectiveness of the first registration statement of common stock of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, which registration results in the Company being required to file periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934.

         (c) The Participant hereby agrees to notify the Company promptly if the Participant disposes of any Shares within one (1) year after the date the Participant exercises all or part of this Option or within two (2) years after the Option Date. At any time during the one or two year periods set forth above, the Company may place a legend on any certificate representing Shares requesting the transfer agent for the Company's stock to notify the Company of any such transfer, and the Participant hereby authorizes such transfer agent so to notify the Company (whether or not such Participant's stock certificates have been so legended). The obligation of the Participant to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence. The Participant is urged to review the description of the Plan provided by the Company for a more detailed discussion the Federal tax consequences of such a disposition under current law and the consult his or her own tax adviser regarding the same.

         9. $100,000 LIMITATION. Under Section 422 of the Code, the aggregate Fair Market Value of the shares with respect to which incentive stock options granted by any member of the Company Group first become exercisable by an employee during any calendar year cannot exceed $100,000 (the "$100,000 limitation"). To the extent, if any, that the $100,000 limitation is exceeded by reason of the grant of this Option, this Option shall be deemed, to the maximum extent possible, if any, to be an incentive stock option, and the portion of this Option that is exercisable for shares in excess of the $100,000 limitation shall, pursuant to Section 422(d) of the Code, be treated as an option which is not an incentive stock option.

         10. NOTICES. All notices or demands given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or sent by certified or registered mail, postage prepaid, addressed to the Company at its principal office or to the Participant (or the Participant's legal representatives) at the address stated in the Participant's (or their) notice or at the Participant's address appearing on the books of the Company.

         11. NO SERVICE COMMITMENT; TAX TREATMENT. Nothing herein contained shall be deemed to be or constitute an agreement or commitment by the Company or any other member of the Company Group to continue the Participant in Service. Although the Option granted hereunder is intended to qualify as an incentive stock option under Section 422 of the Code, the Company makes no representation about the tax treatment to the Participant with respect to receipt or exercise of the Option or acquiring, holding or disposing of the Shares. The Participant represents that the Participant has had the opportunity to discuss such treatment with the Participant's tax adviser. The Participant shall have no rights as a stockholder with respect to the Shares subject to the Option until the exercise of the Option and the issuance of a stock certificate for the Shares with respect to which the Option shall have been exercised.

        12. ADJUSTMENT IN SHARES. In the event of any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Option Date, the number of shares of Common Stock deliverable upon the exercise of this Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the Option Price to reflect such subdivision, combination or stock dividend. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation after the Option Date the number and kind of Shares subject to this Option and the Option Price thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. The Board's determination in any specific situation shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

        13. ACQUISITION EVENTS.

                (a) An "Acquisition Event" shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Board.

                (b) Upon the occurrence of an Acquisition Event, the Board or the board of directors of any entity assuming the obligations of the Company hereunder (as used in this Section 13(b), also the "Board") shall, as to this Option, either (i) make appropriate provision for the continuation of this Option by substituting on an equitable basis for the Shares then subject to this Option either (1) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition Event, (2) shares of stock of the surviving or successor corporation or (3) such other securities as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to this Option immediately preceding the Acquisition Event; or (ii) upon written notice to the Participant, provide that this Option shall become exercisable in full and must be exercised within a specified number of days of the date of such notice, at the end of which period any unexercised portion of this Option shall terminate.

                If this Option is assumed or an option is substituted therefor pursuant to the immediately preceding paragraph, such option shall include a provision to the effect that such Option shall become immediately exercisable in full if, on or prior to the first anniversary of the Acquisition Event, the Participant terminates his or her employment for Good Reason or is terminated without Cause by the surviving or acquiring corporation. "Good Reason" shall mean termination by the Participant upon not less than 30 days' prior written notice (to allow the Company to cure any basis for Good Reason) as a result of
(i) a change in the scope of the Participant's duties and responsibilities that results in the assignment of duties and responsibilities materially different from the duties and responsibilities of the Participant as of the date immediately prior to the Acquisition Event or (ii) any reduction in the annual cash compensation payable to the Participant from and after Stock Acquisition Event. For purposes of this Agreement, "Cause" shall mean (i) dishonesty, gross negligence or willful misconduct by the Participant, (ii) misconduct which materially and adversely affects the business, affairs or reputation of the employer, (iii) misconduct which materially and adversely affects the Participant's ability to perform his duties for the employer, (iv) the conviction of the Participant of, or the entry of a pleading of guilty or NOLO CONTENDERE by the Participant to, any crime involving any felony, (v) fraud, embezzlement or theft against the employer,
(vi) a breach by the Participant of any material provision of any employment contract, assignment of inventions, confidentiality and/or nondisclosure agreement between the Participant and the employer or (vii) the willful failure of the Participant to follow written directions from the Board of Directors or the officer to whom the Participant reports which are consistent with his duties, and in the case of clauses (i), (iii), (vi) or (vii) above, which breach, misconduct or non-performance is not cured by the Participant within thirty (30) days after the Participant receives written notice from the employer of such breach, misconduct or non-performance. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

         (c) MODIFICATION OF INCENTIVE STOCK OPTIONS. Notwithstanding the foregoing, any adjustment made pursuant to Section 12 or Section 13(b) with respect to this Option shall be made only after the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code) of this Option or would cause any adverse tax consequences for the Participant. If the Board determines that such adjustment made with respect to this Option would constitute a modification of this Option or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

         (d) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, this Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

         14. FORFEITURE OF OPTION GAIN AND UNEXERCISED OPTIONS IF PARTICIPANT ENGAGES IN CERTAIN Activities.

         (a) If, at any time (1) during the Participant's Service or (2) within one year after termination of Service or (3) within one year after Participant exercises any portion of this Option, whichever is the latest, Participant engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct related to Participant's employment for which either criminal or civil penalties against Participant may be sought, (ii) directly or indirectly, whether as principal, agent, employee, consultant, stockholder or in any other capacity, engaging in or having a financial interest in (other than holding up to 1% of equity in a publicly traded company), any business which is competitive with the products and services being designed, conceived, marketed, distributed or developed by the Company during the term or at termination of Service, (iii) employing or recruiting any present, former or future employee of the Company, (iv) soliciting or encouraging any client or customer of the Company to terminate its relationship with the Company or to conduct with any other person any business which such client or customer has conducted with the Company during the term of Service, or (v) disclosing or misusing any confidential information or material concerning the Company, then (I) this Option shall terminate effective as of the date on which Participant enters into such activity, unless terminated sooner by operation of another term or condition of this Option or the Plan, and (II) any option gain realized by Participant from exercising all or a portion of this Option during the one-year period prior to the occurrence of any of the above-specified activities shall be paid by Participant to the Company.

         (b) Upon exercise of this Option, the Participant shall certify on a form acceptable to the Board that the Participant is in compliance with the terms and conditions of this Agreement and the Plan.

         (c) The Company shall immediately notify the Participant in writing of any cancellation of any unexercised portion of this Option pursuant to this Section. Following receipt of such notice, the Participant shall have no further rights with respect to this Option.

         (d) The Company shall notify the Participant in writing of any rescission of an exercise of this Option within one year after the activity referred to in Section 14(a) above. Within ten days after receiving such a notice from the Company, the Participant shall either (i) pay to the Company the excess of the fair market value of the Common Stock on the date of exercise of this Option over the exercise price for the portion of the Option that was exercised or (ii) return the Common Stock received upon the exercise of this Option (in which case the Company will return the exercise price, without interest, to the Participant).

         (e) The Participant may be released from the Participant's obligations under Section 14(a) above only if the Board (or its duly appointed agent) determines in its sole discretion that such action is in the best interest of the Company.

         15. MISCELLANEOUS. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts made in and to be wholly performed within such Commonwealth. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of the Participant and the successors and assigns of the Company, but shall not be assigned by the Participant at any time without the prior written permission of the Company, and any such attempted assignment shall be void.



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

                  IN WITNESS WHEREOF the parties have executed this Incentive Stock Option Agreement as of the Option Date set forth below.

                                            ------------------------------------
                                            Signature of Participant

                                            ------------------------------------
                                            Print Name of Participant

                                            Address:
                                                     ---------------------------

                                            ------------------------------------

                                            Type of Service:
                                                             -------------------
                                            Option Date:
                                                         -----------------------
                                            No. of Shares:
                                                           ---------------------
                                            Option Price:  $
                                                             -------------------

                                            Vesting Commencement Date:

                                            ------------------------------------


         Accepted, as the issuer of the Shares, in accordance with the terms of the foregoing Incentive Stock Option Agreement as of the foregoing Option Date.

                                            SOMBASA MEDIA INC.

                                            By:
                                                 -------------------------------
                                                 Joshua J. Schanker
                                            Its: President

                              Name of Participant:
                                                     ---------------------------

                                       Date of Exercise:
                                                          ----------------------

                      INCENTIVE STOCK OPTION EXERCISE FORM


Sombasa Media Inc.
148 State Street
Suite 615
Boston, MA 02109


Dear Sir/Madam:

         The undersigned optionee (the "Participant"), presently or formerly an employee of Sombasa Media Inc. (the "Company") was granted an Incentive stock option (the "Option") to purchase _____________ shares of common stock of the Company at an exercise price of $______ per share on _______________, _____ pursuant to the Company's 1999 Stock Plan (the "Plan") and an Incentive Stock Option Agreement dated ___________ , 199_ (the "Option Agreement").

         The Participant hereby elects to exercise the Option as to ______________shares of common stock of the Company (the "Shares").

         Enclosed herewith is full payment in the amount of $__________________ for the Shares in the manner set forth in the Option Agreement. The Participant will make adequate provision for any federal and state income tax withholding obligations of the Company, if any, as more fully set forth in the Option Agreement.

         The Participant represents and warrants that the Participant is acquiring the Shares for the Participant's own account for investment and not with a view to, or for sale in connection with, any distribution of the Shares. The Participant also represents that the Participant does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof; and that, subject to the right of the Participant to register the Shares in the joint names of the Participant and the Participant's spouse, the entire legal and beneficial interest of the Shares is being purchased for, and will be held for the account of, the Participant only and not for any other person.

         The Participant further represents and warrants that at no time was the Participant presented with or solicited by any form of general solicitation or any general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         The Participant acknowledges and understands that the purchase of the Shares is a highly speculative investment, and the Participant represents and warrants that the Participant is able, without impairing the Participant's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the investment.

         The Participant further acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Shares, that, in the absence of registration, the Shares may be transferred only under limited circumstances, and that transfer of the Shares is subject to restrictions contained in the Certificate of Incorporation and Bylaws of the Company, as amended from time to time, and restrictions contained in the Option Agreement. The Participant understands that the instrument evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company. The Participant does not have any contract, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person with respect to any of the Shares.

         The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "brokers' transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations (generally, 1% of the total amount outstanding).

         The Participant agrees further that said Shares are being acquired by the Participant in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement, to each of which the Participant hereby expressly assents. Such terms, provisions and conditions shall bind and inure to the benefit of the Participant's heirs, legal representatives, successors and assigns.

         The Participant agrees to obtain the consent of the Participant's spouse to any such agreement which may be required by the Company.

         The Participant has reviewed and understands Section 14 of this Agreement and certifies to the Company that Participant is not in violation of any of the provisions of Section 14(a) as of the date hereof.

         The Participant's address of record is:

         -----------------------------------------------------------------------

         and the Participant's Social Security Number is:
                                                          ----------------------


                                              Very truly yours,



                                              ----------------------------------
                                              Signature of Participant


(SPOUSE OF THE PARTICIPANT TO SIGN BELOW IF THE SHARES ARE TO BE REGISTERED IN JOINT NAMES OR IF THE PARTICIPANT RESIDES IN A COMMUNITY PROPERTY STATE:)

         The undersigned, being the spouse of the Participant exercising the option as set forth above, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the above Incentive Stock Option Exercise Form, the Plan, and the Option Agreement, and the undersigned hereby agrees thereto and joins therein to the extent, if any, that the agreement and joinder of the undersigned may be necessary.


                                              ----------------------------------
                                              Signature of Spouse of Participant

                                              Dated:
                                                     ---------------------------

Receipt of the above is hereby acknowledged.


SOMBASA MEDIA INC.

By:
   ------------------------------
     Joshua J. Schanker
Its: President


Dated:
       --------------------------


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